Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 235862 on Form S-8 of our reports dated April 29, 2024, relating to the financial statements of DouYu International Holdings Limited and the effectiveness of DouYu International Holdings Limited 's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China
April 29, 2024